RIO TINTO
SEBREE
MARCH 31, 2013

RIO TINTO
SEBREE

UNAUDITED INTERIM CARVE-OUT STATEMENTS OF OPERATIONS

		Three Months Ended March 31,
(in thousands of US dollars)	Notes	2013	2012

Sales and operating revenues		$126,424	$120,403
Costs and expenses
Cost of sales and operating expenses, excluding impairment charge, depreciation and amortization and accretion expense shown below:		116,469	108,236
Impairment charge	5	13,675	−
Depreciation and amortization	5	2,811	8,204
Accretion expense	7	833	839
Selling and administrative expenses
− third parties		1,682	2,172
− related parties	9	1,532	1,423
Research and development expenses – related parties	9	664	892
Other expenses (income) – net
– third parties	2	(156)	463
– related parties	2, 9	–	(15)
		137,510	122,214
Loss before income taxes		(11,086)	(1,811)
Income tax benefit	3	(333)	(555)
Net loss		$(10,753)	$(1,256)

The accompanying notes are an integral part of the unaudited interim carve-out financial statements.

RIO TINTO
SEBREE

UNAUDITED INTERIM CARVE-OUT STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

		Three Months Ended March 31,
(in thousands of US dollars)	Notes	2013	2012

Net loss		$(10,753)	$(1,256)
Other comprehensive income:
Net actuarial gains on post retirement benefit plans – net of tax of ($1,509) and ($1,563), respectively	11	2,371	2,454
Other comprehensive income – net of tax		2,371	2,454
Total comprehensive income (loss)		$(8,382)	$1,198

The accompanying notes are an integral part of the unaudited interim carve-out financial statements.

RIO TINTO
SEBREE

UNAUDITED INTERIM CARVE-OUT BALANCE SHEETS

(in thousands of US dollars)	Notes	At March 31, 2013	At December 31, 2012

ASSETS
Current assets
Cash		$165	$161
Trade receivables
– third parties		1,442	3,879
– related parties	9	–	23
Inventories	4	81,745	80,314
Prepaid expenses and other current assets		1,547	347
Total current assets		84,899	84,724
Non-current assets
Property, plant and equipment – net	5	69,178	83,261
Other assets		358	380
Total assets		$154,435	$168,365

LIABILITIES AND INVESTED EQUITY
Current liabilities
Trade payables
– third parties		$4,485	$5,485
– related parties	9	17,192	6,344
Accrued liabilities and other payables	6	27,839	29,260
Asset retirement obligations	7	2,826	2,986
Post retirement benefits	8	466	523
Total current liabilities		52,808	44,598
Non-current liabilities
Asset retirement obligations	7	75,304	74,541
Post retirement benefits	8	22,722	25,718
Total liabilities		150,834	144,857
Commitments and contingencies	10
Invested equity
Owner’s net investment		17,688	39,966
Accumulated other comprehensive loss		(14,087)	(16,458)
Total invested equity		3,601	23,508
Total liabilities and invested equity		$154,435	$168,365

The accompanying notes are an integral part of the unaudited interim carve-out financial statements.

RIO TINTO
SEBREE

UNAUDITED INTERIM CARVE-OUT STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
(in thousands of US dollars)	2013	2012
OPERATING ACTIVITIES
Net loss	$(10,753)	$(1,256)
Adjustments to determine net cash provided by (used in) operating activities:
Impairment charge	13,675	–
Depreciation and amortization	2,811	8,204
Accretion expense	833	839
Amortization of deferred supplier incentives	–	(3,761)
General corporate expenses allocated by the Owner	1,532	1,423
Net (gains) losses on derivative financial instruments allocated by the Owner	133	(579)
Bad debt expense (recoveries) − net	(123)	470
Retirement and write-off of property, plant and equipment	59	11
Changes in:
Trade receivables
– third parties	2,437	362
– related parties	23	–
Inventories	(1,431)	(9,214)
Prepaid expenses and other current assets	(1,200)	(1,077)
Trade payables
– third parties	223	(902)
– related parties	10,848	9,010
Accrued liabilities and other payables	(1,508)	(166)
Net change in deferred income tax assets and liabilities	–	691
Net change in other assets	22	63
Net change in post retirement benefits	(682)	(5,507)
Settlement of liabilities related to asset retirement obligations	(745)	(290)
Net cash provided by (used in) operating activities	16,154	(1,679)
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(3,083)	(5,378)
Release of restricted cash	–	8,241
Net cash provided by (used in) investing activities	(3,083)	2,863
FINANCING ACTIVITIES
Net cash transfers (to) from the Owner	(13,067)	(1,136)
Net cash provided by (used in) financing activities	(13,067)	(1,136)
Net increase in cash	4	48
Cash – beginning of period	161	130
Cash – end of period	$165	$178

Supplemental disclosure of non-cash investing information:
Net changes to property, plant and equipment due to changes in asset retirement obligations	$515	$204

The accompanying notes are an integral part of the unaudited interim carve-out financial statements.

RIO TINTO
SEBREE

UNAUDITED INTERIM CARVE-OUT STATEMENT OF CHANGES IN INVESTED EQUITY

(in thousands of US dollars)	Owner’s Net Investment	Accumulated Other Comprehensive Loss	Total Invested Equity

Balance at December 31, 2012	$39,966	$(16,458)	$23,508
Net loss – Three months ended March 31, 2013	(10,753)		(10,753)
Other comprehensive income:
Net actuarial gains on post retirement benefit plans – net of tax of $(1,509)		2,371	2,371
Net transfers (to) from the Owner	(11,525)		(11,525)
Balance at March 31, 2013	$17,688	$(14,087)	$3,601

The accompanying notes are an integral part of the unaudited interim carve-out financial statements.

RIO TINTO
SEBREE
NOTES TO THE UNAUDITED INTERIM CARVE-OUT FINANCIAL STATEMENTS
MARCH 31, 2013

(in thousands of US dollars)

1.    BUSINESS AND BASIS OF PRESENTATION

Business
Sebree is an aluminum smelting plant located in Robards, Kentucky, United States, and manufactures and sells a range of aluminum billets and other remelt metal products.

At March 31, 2013, the Sebree smelter was part of Alcan Primary Products Corporation, a corporation owned by the Rio Tinto Group, which is comprised of Rio Tinto plc and Rio Tinto Limited. References herein to Rio Tinto or the Owner refer to the Rio Tinto Group and, where applicable, one or more of its subsidiaries, affiliates and joint ventures. References herein to “Sebree”, “we”, “our”, or “us” refer to the Sebree business.

During October 2011, Rio Tinto announced that it intended to streamline its Aluminium Product Group following a strategic review whereby divestment options for Sebree would be investigated and evaluated. In connection with and preparation for the divestment, on May 8, 2013 Sebree issued its 2012 audited carve-out financial statements and has prepared the accompanying unaudited interim carve-out financial statements at and for the three months ended March 31, 2013 on the basis described below.

On June 1, 2013, Rio Tinto sold substantially all of the assets of the Sebree smelter to Century Aluminum Company (“Century”; Nasdaq: CENX) for a total base sale price of $61 million in cash and $4 million in certain obligations assumed by Century, subject to post-closing adjustments.

Basis of Presentation
The unaudited interim carve-out balance sheet at March 31, 2013, the related unaudited interim carve-out statements of operations, comprehensive income (loss) and cash flows for the three months ended March 31, 2013 and 2012 and the unaudited interim statement of changes in invested equity for the three months ended March 31, 2013 have been derived from the accounting records of Rio Tinto using the historical results of operations and historical bases of assets and liabilities of Sebree, including the effects of push down accounting from the Rio Tinto acquisition of Alcan Inc. (“Alcan”) during 2007.

The carve-out balance sheet at December 31, 2012 has been derived from Sebree’s 2012 audited carve-out financial statements. These unaudited interim financial statements should be read in conjunction with Sebree’s audited carve‑out financial statements for the year ended December 31, 2012 which includes all disclosures required by accounting principles generally accepted in the United States of America (“GAAP”).

Collectively, these financial statements and the accompanying notes to the financial statements are referred to hereinafter as the carve-out financial statements. In management’s opinion, these carve-out financial statements include all adjustments that are necessary to estimate financial results for the interim periods presented. The results of Sebree’s operations for any interim period are not necessarily indicative of the results of its operations for any other interim period or for any full fiscal year.

Management believes the assumptions underlying the carve-out financial statements are reasonable, including the allocations described below under the section titled Allocations from the Owner. However, the carve-out financial statements included herein may not necessarily represent what Sebree’s results of operations, financial position and cash flows would have been had it been a stand-alone entity during the periods presented, or what Sebree’s results of operations, financial position and cash flows may be in the future.

Owner’s Net Investment
As these carve-out financial statements represent a business of the Owner which is not a separate legal entity, the net assets of Sebree have been presented herein as Owner’s net investment, a component of Invested equity. Invested equity is comprised primarily of: (i) the initial investment to acquire and establish the net assets of Sebree (and any subsequent adjustments thereto); (ii) the accumulated net income (losses) and other comprehensive income (losses) of Sebree; (iii) net transfers to or from the Owner related to cash management functions performed by the Owner, such as the collection of trade receivables and the payment of trade payables and wages and salaries; (iv) certain corporate cost allocations; (v) allocated gains and losses on derivative financial instruments; and (vi) changes in certain income tax liabilities and assets.

Related Parties
Balances and transactions between Sebree and the Owner have been identified as related party balances and transactions in the carve-out financial statements.

RIO TINTO
SEBREE
NOTES TO THE UNAUDITED INTERIM CARVE-OUT FINANCIAL STATEMENTS
MARCH 31, 2013

(in thousands of US dollars)

Cash Management and Funding
The Owner performs substantially all cash management and treasury functions for Sebree. None of the Owner’s cash has been allocated to Sebree in the carve-out financial statements.

Substantially all of Sebree’s operations are funded directly by the Owner, including, but not limited to, purchases of inventory, operating expenses and capital expenditures. Sebree records this activity in its carve-out financial statements and, in lieu of recording trade payables to its Owner, records a corresponding credit to Owner’s net investment. Sebree sells all of its finished products through a sales office of the Owner and, in lieu of recording trade receivables from the sales office (and subsequently cash-settling such balances), records a corresponding charge against Owner’s net investment for the invoiced amounts.

Allocations from the Owner
In addition to the operations and net assets of Sebree, the carve-out financial statements of Sebree also include: (i) allocations of certain of the Owner’s general corporate expenses; and (ii) allocated gains and losses on derivative financial instruments, with corresponding offsetting amounts included in Owner’s net investment as non-cash transfers.

The expenses and gains and losses allocated are not necessarily indicative of the amounts that would have been incurred had Sebree performed these functions as a stand-alone entity, nor are they indicative of amounts that will be incurred in the future. It is not practical to estimate the amount of expenses and gains and losses that Sebree would have incurred for the periods presented had it not been an affiliated entity of the Owner. Allocated items are described below.

General Corporate Expenses
The Owner allocates certain of its general corporate expenses to Sebree, comprised of costs incurred in the: (i) finance; (ii) human resources; (iii) legal; (iv) information systems and technology; (v) health, safety and environmental; (vi) corporate; and (vii) external affairs functions of the Owner, as well as a portion of the Owner’s executive office costs. The allocated expenses are mainly comprised of salaries, including variable compensation and other direct costs of the various functions. The allocation to Sebree is based on Sebree’s proportional share of the Owner’s total average headcount and total assets.

General corporate expense allocations are included in Selling and administrative expenses – related parties in Sebree’s carve-out statements of operations and are summarized in the following table.

	Three Months Ended March 31,
	2013	2012
General corporate expenses allocated by the Owner	$1,532	$1,423

Fluctuations in amounts from period to period are attributable to changes in: (i) the Owner’s practices of centralizing and decentralizing activities; (ii) the total average headcount and total assets of the Owner as it manages its portfolio (and therefore, Sebree’s relative size in relation to the total); and (iii) the levels and amounts of the Owner’s spending, among other variables.

Derivative Financial Instruments
Sebree participates in the Owner’s derivative financial instruments program related to risk management. In conducting its business, the Owner uses various derivative financial instruments to manage aluminum price risk. Sebree does not directly enter into any derivative financial instruments. Although the derivative financial instruments are intended to act as economic hedges, none of the derivative financial instruments used is designated for hedge accounting.

Realized and unrealized gains and losses on derivative financial instruments incurred at the Owner level are allocated to Sebree based on tonnage sold. None of the Owner’s financial assets or liabilities related to derivative financial instruments is allocated to Sebree.

RIO TINTO
SEBREE
NOTES TO THE UNAUDITED INTERIM CARVE-OUT FINANCIAL STATEMENTS
MARCH 31, 2013

(in thousands of US dollars)

Allocated net gains or losses on derivative financial instruments are included in Cost of sales and operating expenses in Sebree’s carve-out statements of operations and are summarized in the following table.

	Three Months Ended March 31,
	2013	2012
Net (gains) losses on derivative financial instruments allocated by the Owner	$133	$(579)

Income Taxes
Income taxes are calculated as if Sebree had been a separate tax-paying legal entity, filing separate tax returns in its local tax jurisdictions. All of the income tax amounts currently payable or receivable by Sebree are included in Owner’s net investment, because the net taxes payable (or receivable) for the taxes due (or refundable) as well as the actual payments (or refunds) of income taxes are recorded in the financial statements of the Owner’s other entity that files the consolidated tax returns. As a result of this structure, all of the changes in current income tax accounts are included in net cash transfers (to) from the Owner in the carve-out financial statements.

Interest Expense
The Owner incurs third party debt and provides financing to Sebree through Owner’s net investment. The Owner does not allocate any interest expense to Sebree as none of the Owner’s debt is related, directly or indirectly, to Sebree’s operations.

Adopted Accounting Standards and Guidance
ASU No. 2013-02 – Reporting Amounts Reclassified Out of Accumulated Other Comprehensive Income (codified into Accounting Standards Codification (“ASC”) Topic 220 – Comprehensive Income)
Effective January 1, 2013, Sebree adopted Accounting Standards Update (“ASU”) No. 2013-02 which amends ASC Topic 220, “Comprehensive Income.” The amended guidance in ASU No. 2013-02 requires entities to provide information about the amounts reclassified out of accumulated other comprehensive income by component and to present, either on the face of the financial statements or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income. The amended guidance does not change the current requirements for reporting net income or other comprehensive income. Other than additional disclosure requirements which are presented in Note 11 – Changes in Accumulated Other Comprehensive Loss, the adoption of ASU No. 2013-02 had no impact on Sebree’s carve-out financial statements.

Recently Issued Accounting Standards and Guidance
We have determined that all other recently issued accounting standards and guidance will not have a significant impact on our carve-out financial statements or do not apply to our operations.

2.    OTHER EXPENSES (INCOME) – NET

Other expenses (income) – net are comprised of the following:

		Three Months Ended March 31,
	Notes	2013	2012
THIRD PARTIES
Bad debt expense (recoveries) –net		$(123)	$470
Retirement and write-off of property, plant and equipment	5	59	11
Other – net		(92)	(18)
		$(156)	$463
RELATED PARTIES
Other – net		$—	$(15)

RIO TINTO
SEBREE
NOTES TO THE UNAUDITED INTERIM CARVE-OUT FINANCIAL STATEMENTS
MARCH 31, 2013

(in thousands of US dollars)

3.    INCOME TAXES

The following table presents the reconciliation of Sebree’s income tax benefit calculated at the effective statutory income tax rate to income tax benefit as shown in the carve-out statements of operations.

	Three Months Ended March 31,
	2013	2012
Effective statutory income tax rate	38.9%	38.9%
Loss before income taxes	$(11,086)	$(1,811)
Income tax benefit at the effective statutory income tax rate	(4,312)	(704)
Differences attributable to:
Increase in valuation allowance	3,961	–
Non-deductible expenses − net	13	13
Statutory tax rate differences on items allocated by the Owner	3	138
Other – net	2	(2)
Income tax benefit	$(333)	$(555)

The following table presents the components of income tax benefit.

	Three Months Ended March 31,
	2013	2012
Current expense	$1,850	$2,448
Deferred benefit	(2,183)	(3,003)
Income tax benefit	$(333)	$(555)

We incurred net losses during the three months ended March 31, 2013 and for the full year ended December 31, 2012. Our forecasts of future operating results and cash flows deteriorated during 2012 and further deteriorated during 2013. As a result, we concluded that it is not likely that we will be able to recover our deferred income tax assets and accordingly, we recorded a full valuation allowance at both March 31, 2013 and December 31, 2012.

The legal entity in which Sebree is included for consolidated tax purposes is, from time to time, under audit by various taxing authorities and several tax years are open at March 31, 2013. Therefore, it is reasonably possible that the amount of unrecognized tax benefits for tax positions taken regarding previously filed tax returns could significantly increase in the next 12 months. However, based on the status of these examinations and the uncertainty surrounding the outcomes of audits and negotiations, it is not possible at this time to estimate the impact of such changes, if any. At March 31, 2013 and December 31, 2012, there are no unrecognized tax benefits.

4.    INVENTORIES

Inventories are comprised of the following:

	At March 31, 2013	At December 31, 2012
Raw materials and purchased components	$38,126	$35,441
Consumable stores	13,527	13,544
Work in progress	9,099	9,400
Finished goods	20,993	21,929
	$81,745	$80,314

RIO TINTO
SEBREE
NOTES TO THE UNAUDITED INTERIM CARVE-OUT FINANCIAL STATEMENTS
MARCH 31, 2013

(in thousands of US dollars)

5.    PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are comprised of the following:

	At March 31, 2013	At December 31, 2012
Cost (excluding Construction work in progress):
Land and property rights	$17,164	$17,164
Buildings	129,637	129,593
Machinery and equipment	293,133	289,922
	439,934	436,679
Accumulated depreciation and amortization and impairment	(378,928)	(362,681)
	61,006	73,998
Construction work in progress	8,172	9,263
Property, plant and equipment – net	$69,178	$83,261

Impairment
During the three months ended March 31, 2013, there was a decline in the fair value of Sebree due to continued deterioration of market conditions. As a result, we performed an impairment test based on Century’s revised bid for Sebree received during this period and recorded an impairment charge of $13,675 related to property, plant and equipment. The impairment charge was allocated to buildings and machinery and equipment based on their relative carrying values at March 31, 2013.

We incurred no asset impairment charges related to property, plant and equipment during the three months ended March 31, 2012.

Retirements and Write-offs
During the three months ended March 31, 2013 and 2012, we retired and/or wrote off damaged and obsolete property, plant and equipment having aggregate net book values of $59 and $11, respectively. These charges are included in Other expenses (income) – net in our carve-out statements of operations.

6.    ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables are comprised of the following:

	At March 31, 2013	At December 31, 2012
Accrued electric power expense	$12,946	$13,138
Accrued payroll and employment benefits	4,705	5,891
Accrued inventory purchases	3,117	4,021
Taxes payable other than income	3,679	3,513
Accrued freight expense	876	729
Accruals for capital expenditures	452	365
Other	2,064	1,603
	$27,839	$29,260

RIO TINTO
SEBREE
NOTES TO THE UNAUDITED INTERIM CARVE-OUT FINANCIAL STATEMENTS
MARCH 31, 2013

(in thousands of US dollars)

7.    ASSET RETIREMENT OBLIGATIONS

Asset retirement activity and period end obligations are as follows:

Three Months Ended March 31, 2013
Balance at the beginning of the period	$77,527
Liabilities incurred	515
Liabilities settled	(745)
Accretion expense	833
Balance at the end of the period	$78,130

	At March 31, 2013	At December 31, 2012
As shown in the carve-out balance sheet at period end:
Current	$2,826	$2,986
Non-current	75,304	74,541
	$78,130	$77,527

8.    POST RETIREMENT BENEFITS

General Descriptions
Pension Plan
Sebree’s pension obligation relates entirely to its funded defined benefit pension plan for unionized employees covered under a collective bargaining agreement in the US (“Pension Plan”). Upon retirement, these employees are entitled to a monthly pension determined as the product of their years of continuous service and a fixed pension multiplier. The related assets, liabilities and costs of the Pension Plan are included in Sebree’s carve-out financial statements.

Other Benefit Plan
Sebree also sponsors an unfunded other post retirement benefit plan, mostly comprised of healthcare benefits for retired unionized employees in the US (“Other Benefit Plan”). The Other Benefit Plan is managed by Sebree and the related liabilities and costs are included in Sebree’s carve-out financial statements. Employer contributions made to the Other Benefit Plan amounted to $130 during the three months ended March 31, 2013.

Defined Contribution Plan
Sebree sponsors an employee savings plan. Sebree’s contributions to this plan were $171 and $126 for the three months ended March 31, 2013 and 2012, respectively, and are included in Cost of sales and operating expenses in Sebree’s carve-out statements of operations.

Post Retirement Benefits for Non-Unionized Employees
Certain of Sebree’s non-unionized employees participate in pension and healthcare benefit plans that are managed by the Owner (“Post Retirement Benefits for Non-Unionized Employees”). As Sebree is not the sponsor of these plans, none of the plan assets or obligations associated with the Post Retirement Benefits for Non-Unionized Employees are recorded in Sebree’s carve-out balance sheets. However, Sebree is required to make contributions which are expensed as incurred and included in Cost of sales and operating expenses in Sebree’s carve-out statements of operations. Contributions made to the Owner-sponsored pension plan were $482 and $362 for the three months ended March 31, 2013 and 2012, respectively, and contributions to the Owner‑sponsored healthcare benefit plan were $85 and $80 for the three months ended March 31, 2013 and 2012, respectively.

Pension Plan
Funding Policy
Employer contributions made to the Pension Plan amounted to $120 during the three months ended March 31, 2013. Sebree expects to contribute $1,580 in the aggregate to the Pension Plan during the remainder of the year ending December 31, 2013.

RIO TINTO
SEBREE
NOTES TO THE UNAUDITED INTERIM CARVE-OUT FINANCIAL STATEMENTS
MARCH 31, 2013

(in thousands of US dollars)

Net Periodic Benefit Cost
The following table presents the components of net periodic benefit cost related to the Pension Plan.

	Three Months Ended March 31,
	2013	2012
Current service cost	$335	$306
Interest cost	828	784
Expected return on assets	(847)	(750)
Amortization of actuarial losses	637	662
Net periodic benefit cost	$953	$1,002

Other Benefit Plan
Net Periodic Benefit Cost
The following table presents the components of net periodic benefit cost related to the Other Benefit Plan.

	Three Months Ended March 31,
	2013	2012
Current service cost	$38	$41
Interest cost	51	57
Amortization of actuarial losses	37	17
Net periodic benefit cost	$126	$115

9.    RELATED PARTY TRANSACTIONS

For all related party sales and purchases of goods and services, terms and prices are established under transfer pricing agreements between Sebree and the Owner. These related party transactions occur in the normal course of operations and are recorded at their exchange amounts.

The following table describes the nature and amounts of related party transactions included in Sebree’s carve-out statements of operations.

		Three Months Ended March 31,
	Notes	2013	2012

Purchases of inventories(A)		$37,357	$39,378
Cost of sales and operating expenses
Net (gains) losses on derivative financial instruments allocated by the Owner(B)	1	133	(579)
Selling and administrative expenses
General corporate expenses allocated by the Owner	1	1,532	1,423
Research and development expenses		664	892
Other expenses (income) – net
Other – net	2	$—	$(15)

(A)	Purchases of inventories (raw materials) from the Owner are included in both Cost of sales and operating expenses and Inventories.

(B)	Consists of both realized and unrealized gains and losses on derivative financial instruments.

RIO TINTO
SEBREE
NOTES TO THE UNAUDITED INTERIM CARVE-OUT FINANCIAL STATEMENTS
MARCH 31, 2013

(in thousands of US dollars)

The following table describes the nature and year-end balances of related party amounts included in Sebree’s carve‑out balance sheets.

	At March 31, 2013	At December 31, 2012
Trade receivables	$—	$23
Trade payables(A)	17,192	6,344

(A)	Trade payables due to the Owner arise from the purchase of raw materials from the Owner.

10.    COMMITMENTS AND CONTINGENCIES

Commitments
Commitments for Energy Purchases – Power Purchase Contract
The following table summarizes the amounts included in Sebree’s carve-out statements of operations related to the amortization of Deferred supplier incentives received under its power purchase contract arrangement that was renegotiated during 2009.

	Three Months Ended March 31,
	2013	2012
Cost of sales and operating expenses (as a reduction of energy costs)	$—	$(3,761)

On January 31, 2013, Sebree gave notice of early termination of its power purchase contract. Under the terms of the contract, such termination will be effective 12 months from the date of the notification. The effects of terminating the contract had no immediate impact on Sebree’s operations or financial position.

At March 31, 2013, Sebree’s future minimum payments for electricity under its power purchase contract representing the remainder of the early termination notification period are as follows:

For the Year Ending December 31,	Amounts
2013 (remainder of year)	$56,102
2014	6,233
$62,335

Commitments for Capital Expenditures
Sebree enters into contracts to acquire capital assets in the normal course of operations. At March 31, 2013, Sebree had commitments for capital expenditures totaling $3,298 during the remainder of the year ending December 31, 2013.

Commitments under Operating Leases
Sebree leases certain buildings and machinery and equipment under various operating lease agreements. Total operating lease expense was as follows:

	Three Months Ended March 31,
	2013	2012
Total operating lease expense	$84	$162

RIO TINTO
SEBREE
NOTES TO THE UNAUDITED INTERIM CARVE-OUT FINANCIAL STATEMENTS
MARCH 31, 2013

(in thousands of US dollars)

At March 31, 2013, Sebree’s future minimum payments under non-cancellable operating leases are as follows:

For the Year Ending December 31,	Amounts
2013 (remainder of year)	$36
2014	48
2015	48
2016	23
2017	3
$158

Contingencies
From time to time, various lawsuits, claims and proceedings have been or may be instituted or asserted against the Owner as a result of Sebree’s operations, including those pertaining to environmental or commercial matters, product quality and taxes. While the amounts claimed may be substantial, the ultimate liability cannot always be immediately determined because of considerable uncertainties that may exist. Therefore, it is possible that results of operations or liquidity in a particular future period could be materially affected by the resolution of certain contingencies. However, based on facts currently available, management believes that the disposition of matters that are pending or asserted will not have a material adverse effect on Sebree’s financial position or liquidity. Sebree provides for accruals in specific instances where it is probable that liabilities will be incurred and where such liabilities can be reasonably estimated.

Although there is a possibility that liabilities may arise in other instances for which no accruals have been made, management does not believe that any losses in excess of accrued amounts would be sufficient to significantly impair Sebree’s operations, have a material adverse effect on Sebree’s financial position or liquidity, or materially and adversely affect Sebree’s results of operations for any particular reporting period, in the absence of unusual circumstances.

11.    CHANGES IN ACCUMULATED OTHER COMPREHENSIVE LOSS

The following table presents the changes in Sebree’s Accumulated other comprehensive loss.

	Three Months Ended March 31,
	2013	2012
Balance at beginning of period	$(16,458)	$(16,581)
Other comprehensive income:
Actuarial gains	3,206	3,338
Income tax expense	(1,247)	(1,299)
Other comprehensive income before reclassifications – net of tax	1,959	2,039
Amounts reclassified from Accumulated other comprehensive loss:
Amortization of actuarial losses(A)	674	679
Income tax expense(B)	(262)	(264)
Amounts reclassified from Accumulated other comprehensive loss – net of tax	412	415
Other comprehensive income – net of tax	2,371	2,454
Balance at end of period	$(14,087)	$(14,127)

(A)	Amounts included in the computation of net periodic benefit cost for the Pension Plan and Other Benefit Plan. See Note 8 – Post Retirement Benefits.

(B)	Amounts included in Income tax expense (benefit) in Sebree’s carve-out statements of operations.